CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen International Trust

We consent to the use of our report dated December 7, 2001 for Evergreen Latin America Fund and Evergreen Emerging Markets Growth Fund, each a portfolio of Evergreen International Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                                     /s/ KPMG LLP


Boston, Massachusetts
February 5, 2002